SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 12, 2008, Simmons Company’s subsidiaries, Simmons Bedding Company (“Simmons Bedding”), THL-SC Bedding Company and certain subsidiaries of Simmons Bedding party to its senior credit facility (together with Simmons Bedding and THL-SC Bedding Company, the “Credit Parties”), entered into the First Forbearance Agreement and Second Amendment to the Second Amended and Restated Credit and Guaranty Agreement (“Forbearance Agreement”) with its senior lenders and Deutsche Bank AG, New York Branch, individually as a senior lender and as administrative agent for the senior lenders (in such capacity, the "Agent").  Based on the terms of the Forbearance Agreement, the senior lenders agreed to, among other things, forbear from exercising their default-related rights and remedies against Simmons Bedding and the other Credit Parties with respect to certain specified defaults that had occurred as of November 12, 2008 and that are expected to continue during the effective period of the Forbearance Agreement.  The Forbearance Agreement is effective until the earlier of (i) an occurrence of default under the Forbearance Agreement, (ii) November 26, 2008, or (iii) December 10, 2008, provided that if Simmons Bedding satisfies certain conditions under the Forbearance Agreement and provides notice to the Agent on or prior to November 25, 2008.  During this time period, the senior lenders will provide no additional loans or financial accommodation to the Credit Parties except for the issuance, renewal, extension or replacement of letters of credit and revolving loans provided in certain limited circumstances related to the letters of credit as set forth in the Forbearance Agreement.  In addition, the Credit Parties will not be permitted to, directly or indirectly, incur indebtedness, liens, investments, restricted junior payments, or consummate any asset sales, except in the ordinary course of business, during the forbearance period.

During the forbearance period, the applicable margin on the revolving loans and tranche D term loans shall increase 2.0% per annum above the rate otherwise applicable.  In the event an amendment to the senior credit facility is executed during the forbearance period (“Restructuring Amendment”) on or before December 10, 2008, the 2.0% increase in applicable margin shall not be payable.  In the event that a Restructuring Amendment does not become effective on or prior to December 10, 2008, the interest accrued pursuant to the Forbearance Agreement that otherwise would have been payable under the senior credit facility during the forbearance period will be payable on December 10, 2008 and each applicable interest payment date thereafter.  In addition, Simmons Bedding agreed to pay (a) the lenders who approved the Forbearance Agreement a forbearance fee equal to 0.125% of the aggregate outstanding amount of such lender’s outstanding debt under the senior credit facility; and (b) the fees and expenses of the lender’s counsel in connection with the Forbearance Agreement.

Item 8.01.  Other Events

On November 12, 2008, Simmons Company filed a Form 12b-25 with the SEC in regards to its timing of the filing of the Quarterly Report on Form 10-Q for the quarter ended September 27, 2008.  The Form 12b-25 is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1           Simmons Company Form 12b-25 filing

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	November 14, 2008